Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 19, 2014 in Amendment No. 3 to the Registration Statement (Form S-1/A No. 333-193887) and related Prospectus of New Media Investment Group Inc. dated September 17, 2014.

/s/ Ernst & Young LLP

Rochester, New York

September 15, 2014